UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

Precigen, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374Seneca Meadows Parkway,

Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Precigen, Inc. (the “Company”) held on June 18, 2026 (the “2026 Annual Meeting”), the Company’s stockholders approved an amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan, as amended (the “2023 Plan”), to increase the number of shares of common stock available for issuance thereunder by 7 million (the “2023 Plan Amendment No. 3”). The approval of the 2023 Plan Amendment No. 3 had been previously approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval.

The 2023 Plan Amendment No. 3 amends the 2023 Plan, which was previously approved by the Company’s stockholders on June 8, 2023, and subsequently amended by the Company’s stockholders on July 5, 2024 and June 26, 2025. The principal features of the 2023 Plan Amendment No. 3 are described in detail under “Proposal 4 - Approval of an Amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan, as Amended (the “2023 Plan”)” of the Company’s Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting filed by the Company with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”). The full text of the 2023 Plan Amendment No. 3 is attached as Annex A to the Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2026 Annual Meeting, the Company’s stockholders (i) elected each of the persons listed below as a director for a one-year term, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, (iii) approved a non-binding advisory resolution approving the compensation of the named executive officers, and (iv) approved the 2023 Plan Amendment No. 3.

Proposal 1 - Election of directors.

	For	Against	Abstain	Broker Non-Votes
Randal Kirk	207,060,147	5,072,069	154,634	61,452,809
Nancy Howell Agee	206,723,562	4,245,863	1,317,425	61,452,809
Cesar Alvarez	198,441,890	12,508,463	1,336,497	61,452,809
Steven Frank	205,741,016	5,182,858	1,362,976	61,452,809
Vinita Gupta	153,104,242	57,856,824	1,325,784	61,452,809
Fred Hassan	206,611,453	4,378,940	1,296,457	61,452,809
Jeffrey Kindler	206,614,657	4,373,888	1,298,305	61,452,809
Helen Sabzevari	210,626,763	1,532,092	127,995	61,452,809
James Turley	206,342,088	4,646,207	1,298,555	61,452,809

Proposal 2 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain
272,813,907	253,969	671,783

Proposal 3 - Non-binding advisory resolution approving the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
208,241,739	2,790,879	1,254,232	61,452,809

Proposal 4 - Approval of an amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan, as amended, to increase the number of shares of common stock which may be subject to awards thereunder by 7 million.

For	Against	Abstain	Broker Non-Votes
207,056,264	4,996,260	234,326	61,452,809

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: June 24, 2026